As filed with the Securities and Exchange Commission on April 6, 2007

Registration No. 333-134774

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 2
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SYNTAX-BRILLIAN CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	05-0567906

(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
1600 North Desert Drive
Tempe, Arizona 85281-1230
(602) 389-8888

(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant’s Principal Executive Offices)
Vincent F. Sollitto, Jr.
Chairman and Chief Executive Officer
Syntax-Brillian Corporation
1600 North Desert Drive
Tempe, Arizona 85281-1230
(602) 389-8888

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)
Copies to:
Robert S. Kant, Esq.
Brian H. Blaney, Esq.
Elizabeth W. Fraser, Esq.
Greenberg Traurig, LLP
2375 East Camelback Road, Suite 700
Phoenix, Arizona 85016
Telephone: (602) 445-8000
Facsimile: (602) 445-8100
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
CALCULATION OF REGISTRATION FEE

Title of Securities	Amount to be	Proposed Maximum	Proposed Maximum	Amount of
to be Registered	Registered (1)	Offering Price Per Share	Aggregate Offering Price	Registration Fee
Common Stock(2)	3,750,000 shares	$2.22	$8,325,000.00	$890.78	(3)
Common Stock(2)	4,923,356 shares	$8.35	$41,110,022.60	$4,398.77	(3)
Common Stock(2)	3,688,333 shares	$8.42 (4)	$31,055,763.86	$953.41
Totals	12,361,689 shares		$80,490,786.46	$6,242.96

(1)	Pursuant to Rule 416 under the Securities Act, this registration statement also covers an indeterminate number of additional shares as may be issued as a result of adjustments by reason of any stock split, stock dividend, or similar transaction.

(2)	Such shares are being registered for resale from time to time by certain selling stockholders.

(3)	Previously paid.

(4)	Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee based upon the average of the high and low sales prices of the Registrant’s common stock on April 2, 2007 as reported on the Nasdaq Global Market.
     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 6, 2007
PROSPECTUS
12,361,689 Shares
Common Stock

     The stockholders of Syntax-Brillian Corporation listed in this prospectus are offering for sale up to 12,361,689 shares of common stock, which includes 1,384,715 shares of common stock issuable upon the exercise of warrants.
     We expect that sales made pursuant to this prospectus will be made
•	in broker’s transactions,

•	in block trades on the Nasdaq Global Market,

•	in transactions directly with market makers, or

•	in privately negotiated sales or otherwise.
     We will not receive any of the proceeds of sales by the selling stockholders. We will pay the expenses incurred to register the shares for resale, but the selling stockholders will pay any underwriting discounts, concessions, or brokerage commissions associated with the sale of their shares of common stock.
     The selling stockholders will determine when they will sell their shares, and in all cases they will sell their shares at the current market price or at negotiated prices at the time of the sale. Securities laws and SEC regulations may require the selling stockholders to deliver this prospectus to purchasers when they resell their shares of common stock.
     Our common stock is traded on the Nasdaq Global Market under the symbol “BRLC.” On April 5, 2007, the last reported sale price of our common stock on the Nasdaq Global Market was $8.50 per share.

     See “Risk Factors” on page 3 for a discussion of certain risk factors that should be considered by prospective purchasers of our common stock offered under this prospectus.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
     The date of this prospectus is                                         , 2007.

     We have not authorized any person to give any information or to make any representation not contained in this prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by or on behalf of us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any shares covered by this prospectus in any jurisdiction or to any person to whom it is unlawful to make such offer or solicitation. The information in this prospectus is current as of its date. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, imply that there has been no change in the affairs of our company or that the information contained in this prospectus is correct as of any subsequent date.

Page
Incorporation of Certain Information by Reference	i
Prospectus Summary	1
Risk Factors	3
Cautionary Statement Regarding Forward-Looking Statements	3
Use of Proceeds	4
Selling Stockholders	4
Plan of Distribution	5
Legal Matters	7
Experts	7
Where You Can Find Additional Information	8
Exhibit 5.1
Exhibit 23.2
Exhibit 23.3
Exhibit 23.4
Exhibit 23.5
Exhibit 23.6

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
     The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the sale of all of the shares of common stock that are part of this offering.
•	Annual Report on Form 10-K/A for the year ended June 30, 2006, as filed on October 20, 2006;

•	Proxy Statement dated October 25, 2006, as filed on October 25, 2006;

•	Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2006, as filed on October 20, 2006;

•	Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2006, as filed on February 16, 2007;

•	Quarterly Report on Form 10-Q for the quarter ended December 31, 2006, as filed on February 14, 2007;

•	Current Report on Form 8-K/A, as filed on October 20, 2006;

•	Current Report on Form 8-K, as filed on November 1, 2006;

•	Current Report on Form 8-K, as filed on November 21, 2006;

•	Current Report on Form 8-K, as filed on December 7, 2006;

•	Current Report on Form 8-K, as filed on December 7, 2006;

•	Current Report on Form 8-K, as filed on December 28, 2006;

•	Current Report on Form 8-K, as filed on January 3, 2007;

•	Current Report on Form 8-K/A, as filed on February 6, 2007;

•	Current Report on Form 8-K, as filed on April 2, 2007;

•	Current Report on Form 8-K/A, as filed on April 2, 2007; and

•	The description of our common stock contained in our registration statement on Form 10 (Registration No. 000-50289), including any amendments or reports filed for the purpose of updating that description.
     Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus, except as so modified or superseded.
     You may request a copy of these filings at no cost by writing or telephoning our corporate secretary at the following address and number: Syntax-Brillian Corporation, 1600 North Desert Drive, Tempe, Arizona 85281, telephone (602) 389-8888.
 i

PROSPECTUS SUMMARY
     The following summary does not contain all of the information that may be important to purchasers of our common stock. Prospective purchasers of our common stock should carefully review the detailed information and financial statements, including the notes thereto, appearing elsewhere in or incorporated by reference into this prospectus.
The Company
     We are a leading designer, developer, and distributor of high-definition televisions, or HDTVs, in liquid crystal display, or LCD, and liquid crystal on silicon, or LCoS, formats. Our LCD HDTVs and our popular-priced LCoS HDTVs, under our Olevia brand name, and our premium large-screen, rear-projection HDTVs utilizing our proprietary LCoS microdisplay technology, are sold to high-end audio/video manufacturers, distributors of high-end consumer electronics products, and consumer electronics retailers. Our price-conscious Olevia product lines include flat panel LCD models in diagonal sizes from 20 inches to 42 inches and our 65-inch Gen II LCoS rear projection HDTV designed for the high-volume home entertainment market; our price performance, full feature Olevia product line includes 42-inch and 47-inch high-end HDTVs for the home entertainment and home theater markets; and our Gen II LCoS rear projection 65-inch HDTV addresses the premium audio/video market. We have established a virtual manufacturing model utilizing Asian sourced components and third-party contract manufacturers and assemblers located in close proximity to our customers to assemble our HDTVs.
     We also are a leading manufacturer of both digital and film cameras, and other photographic products, including digital cameras, 35mm zoom cameras, point and shoot cameras, auto focus cameras, 35mm SLR cameras, DVD cameras, multimedia players, manual and automatic lenses, flashes, binoculars, projectors, and camera accessories. In addition, we also offer a broad line of LCoS microdisplay products and subsystems, including LCoS imagers, that original equipment manufacturers, or OEMs, can integrate into proprietary HDTV products, home theater projectors, and near-to-eye applications, such as head-mounted monocular or binocular headsets and viewers, for industrial, medical, military, commercial, and consumer applications.
Our Strategy
     Our goal is to enhance our leadership position in the HDTV market as well as to become a leading supplier of microdisplays to OEMs for both projection and near-to-eye applications. Key elements of our strategy include the following:
•	expand our market share across multiple HDTV market segments;

•	leverage our global virtual manufacturing model;

•	capitalize on our technological expertise;

•	pursue strategic relationships and acquisitions; and

•	provide value-added customer service for OEMs.
Our History
     Until September 2003, we operated as a division of Three-Five Systems, Inc., or TFS. In anticipation of the spin-off to the stockholders of TFS, TFS organized us as a wholly owned subsidiary. In connection with the spin-off, TFS transferred to us its LCoS microdisplay business, including the related manufacturing and business assets, personnel, and intellectual property. TFS also provided initial cash funding to us in the amount of $20.9 million. The spin-off was completed on September 15, 2003 as a special dividend to the stockholders of TFS. In November 2005, we completed a merger with Syntax Groups Corporation and changed our corporate name from Brillian Corporation to Syntax-Brillian Corporation. Syntax was incorporated in April 2003 to develop, market, and distribute electronic products through collaboration with third-party companies in Asia. In November 2006, we acquired Vivitar Corporation, a designer, developer, and marketer of photographic, optical, electronic, and digital imaging products.

Our Offices
     We maintain our principal executive offices at 1600 North Desert Drive, Tempe, Arizona 85281. Our telephone number is (602) 389-8888.
     Our website is located at www.syntaxbrillian.com. The information contained on our website does not constitute part of this prospectus. Through our website, we make available free of charge our annual reports on Form 10-K, our proxy statements, our quarterly reports on Form 10-Q, our current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act. These reports are available as soon as reasonably practicable after we electronically file those materials with the SEC. We also post on our website the charters of our Audit, Compensation, and Nominating Committees; our Corporate Governance Guidelines, our Code of Business Conduct and Ethics, and any amendments or waivers thereto; and any other corporate governance materials contemplated by SEC or Nasdaq regulations. The documents are also available in print by contacting our corporate secretary at our executive offices.
The Offering

Common Stock offered by the selling stockholders	12,361,689 shares

Use of proceeds	We will not receive any of the proceeds of sales of common stock by the selling stockholders

Nasdaq Global Market Symbol	BRLC

RISK FACTORS
     Investing in our common stock involves a high degree of risk. Please see the risk factors described in Item 1A. Risk Factors of our Annual Report on Form 10-K/A which is incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks in addition to the information we include or incorporate by reference in this prospectus.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
     Certain statements and information contained in this prospectus and the documents incorporated by reference in this prospectus concerning our future, proposed, and anticipated activities; certain trends with respect to our revenue, operating results, capital resources, and liquidity or with respect to the markets in which we compete; and other statements regarding matters that are not historical facts are forward-looking statements, as such term is defined in the Securities Act. Forward-looking statements include statements regarding our “expectations,” “anticipation,” “intentions,” “beliefs,” or “strategies” regarding the future. Forward-looking statements, by their very nature, include risks and uncertainties, many of which are beyond our control. Accordingly, actual results may differ, perhaps materially, from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include those discussed above under “Risk Factors,” which include, but are not limited to, the following:
•	our inability to increase revenue, control costs, and achieve profitability;

•	the demand for our HDTV products;

•	our dependence on sales by various retailers and distributors;

•	the competitive nature of the HDTV industry and the effect of competing technologies;

•	the ability of our contract manufacturers and assemblers to produce and deliver products in a timely manner;

•	our ability to obtain sufficient levels of components necessary for the production of our products at satisfactory prices;

•	our ability to create and introduce new products, successfully maintain our manufacturing processes and capacity, and enhance our technological capabilities;

•	our ability to protect our intellectual property;

•	our ability to effectively transact business in foreign countries;

•	the cyclical nature of the consumer electronics industry;

•	our ability to effectively manage our growth;

•	our reliance on our executive officers and key personnel;

•	our ability to successfully acquire companies that would complement our business;

•	our ability to realize the expected benefits of our acquisitions; and

•	the effects of government regulation.

USE OF PROCEEDS
     We will not receive any of the proceeds from sales of shares of common stock by the selling stockholders.
SELLING STOCKHOLDERS
     The following table sets forth (1) the name of each selling stockholder, (2) the number of shares of common stock beneficially owned by each such selling stockholder including shares that may be offered for the account of such selling stockholder under this prospectus, and (3) the number of shares of common stock that will be beneficially owned by each such selling stockholder upon completion of the offering. Information concerning each selling stockholder was obtained from the selling stockholders but has not been independently verified by us. The term “selling stockholder” includes the persons listed below and their respective transferees, pledgees, donees, or other successors.
     Brean Murray, Carret & Co., LLC previously performed investment banking services for Syntax Groups Corporation (“Syntax”) prior to our merger with Syntax. Great Step Company Limited, a selling stockholder, was the former sole shareholder of Vivitar Corporation and received shares of our common stock in connection with our acquisition of Vivitar Corporation. Under the terms of the agreement and plan of reorganization among us, SBV-AC Corporation, Vivitar Corporation, and Great Step Company Limited, Great Step agreed to limit its sales of shares of our common stock in accordance with the volume limitations set forth in Rule 144(e) of the Securities Act until November 20, 2007. Christopher C.L. Liu, a director of our company, is the President and a director of Taiwan Kolin Co. Ltd., which is a selling stockholder. Additional information concerning our relationship with Kolin can be found in the section of our Form 10-K/A entitled “Certain Relationships and Related Party Transactions,” which is incorporated herein by reference. Mr. Jung-Jyh Wu is President and Chief Executive Officer of TCV Group, the primary supplier of plastic injection molded parts for our Olevia branded TVs. Ms. Shu-Yi Wang, a selling stockholder, is Chairman of WesCal Electronics Pte Ltd. WesCal Electronics Pte Ltd. and WesTech Electronics Limited are both providers of electronic components for our Olevia branded TVs.

	Shares Beneficially		Shares	Shares Beneficially
	Owned Prior to		Being	Owned After
	Offering (1)		Registered	Offering (1)(2)
Name of Selling Stockholder	Number	Percent	for Sale(2)	Number	Percent
Brean Murray, Carret & Co., LLC (3)	358,215	*	358,215	—	—
Great Step Company Limited (4)	4,565,141	7.1%	4,565,141	—	—
Leader Investment Company Limited (5)	1,086,675	1.8%	1,086,675	—	—
Taiwan Kolin Co. Ltd. and affiliates (6)	6,879,138	10.3%	3,750,000	3,129,138	5.0%
Wang, Shu-Yi (7)	75,161	*	75,161	—	—
WesTech Electronics Limited (8)	258,349	*	150,322	108,027	*
Wu, Jung-Jyh and related entities (9)	2,376,175	3.8%	2,376,175	—	—

*	Less than 1% of the outstanding shares of common stock.

(1)	Except as otherwise indicated, each selling stockholder in the table has sole voting and investment power with respect to all shares of common stock beneficially owned by it. The numbers and percentages shown include (a) the number of shares of common stock actually owned as of April 1, 2007, and (b) the shares of common stock that the identified person had the right to acquire within 60 days of April 1, 2007. In calculating the percentage of ownership, all shares of common stock which the identified person has the right to acquire within 60 days of April 1, 2007 are deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by any other person.

(2)	We have no assurance that the selling stockholders will sell any of the shares being registered for sale.

(3)	Represents shares of common stock issuable upon exercise of a warrant. Mr. William McCluskey and Mr. Kenneth J. Kirsch have voting and dispositive control over these securities. Messrs. McCluskey and Kirsch disclaim beneficial ownership of these securities except to the extent of their pecuniary interest therein. This selling stockholder is a registered broker-dealer and has represented to us that it acquired the securities in the ordinary course of business and, at the time of such acquisition, such selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(4)	Mr. John Cheng-Chich Huang has voting and dispositive control over these securities. Mr. Huang disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

(5)	Includes 51,746 shares issuable upon the exercise of a warrant that first becomes exercisable on June 6, 2007. Ivy Liu, spouse of Mr. John Cheng- Chich Huang, has sole voting and dispositive control over these securities. Mr. Huang disclaims beneficial ownership of the securities beneficially owned by his spouse.

(6)	Includes 1,091,909 shares held by Tai Lin Int’l Holding Ltd., a subsidiary of Taiwan Kolin Co. Ltd., over which Taiwan Kolin Co. Ltd. has voting and dispositive power. The number of shares being registered for sale also includes 750,000 shares issuable upon the exercise of a warrant. Mr. Christopher C.L. Liu has voting and dispositive control over these securities .. Mr. Liu disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

(7)	Includes 6,833 shares issuable upon exercise of a warrant that first becomes exercisable on September 27, 2007.

(8)	Includes 13,666 shares issuable upon exercise of a warrant that first becomes exercisable on September 27, 2007.

(9)	Includes 1,913,188 shares held by Mao Yang International Co. Ltd. Mr .. Wu exercises voting and dispositive power over securities held by Mao Yang International Co. Ltd. The number of shares being registered for sale also includes 12,937 shares issuable upon the exercise of a warrant held by Mr. Wu that first becomes exercisable June 6, 2007 and 191,318 shares issuable upon the exercise of a warrant held by Mao Yang International Co. Ltd. that first becomes exercisable on September 27, 2007.
PLAN OF DISTRIBUTION
     Each selling stockholder and any of their pledgees, assignees, and successors-in-interest may, from time to time, sell any or all of their shares of our common stock on the Nasdaq Global Market or any other stock exchange, market, or trading facility on which the shares registered pursuant to the registration statement of which this prospectus forms a part are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus forms a part;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.
     The selling stockholders may also sell shares of our common stock under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.
     Until November 20, 2007, Great Step Company Limited has agreed to limit its sales of our common stock registered hereby to the volume limitations set forth in Rule 144(e) of the Securities Act of 1933.
     Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASD Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASD IM-2440.
     In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge our common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
     The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute our common stock. In no event shall any broker-dealer receive fees, commissions, and markups that, in the aggregate, would exceed eight percent (8%).
     Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each selling stockholder has advised us that it has not entered into any written or oral agreements, understandings, or arrangements with any underwriter or broker-dealer regarding the sale of the shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the shares by the selling stockholders.
     We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages, and liabilities, including liabilities under the Securities Act.
     We have agreed to keep this prospectus effective until the earlier of (1) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect, or (2) the date on which all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
     Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.
Indemnification for Securities Act Liabilities
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted for directors, officers, or controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
LEGAL MATTERS
     The validity of the shares of common stock offered hereby will be passed upon for us by Greenberg Traurig, LLP, Phoenix, Arizona. Certain members of such firm beneficially owned 10,274 shares of our common stock as of the date of this prospectus.
EXPERTS
     The consolidated balance sheets of Syntax-Brillian Corporation as of June 30, 2006 and 2005, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ended June 30, 2006 incorporated in this prospectus by reference from our Annual Report on Form 10-K/A for the year ended June 30, 2006 have been audited by Grobstein, Horwath & Company LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
     The consolidated balance sheets of Vivitar Corporation and subsidiaries as of December 31, 2005, 2004, and 2003 and the related consolidated statements of operations, stockholder’s deficit and comprehensive loss and cash flows for the years then ended incorporated in this prospectus by reference from Amendment No. 2 to our Current Report on Form 8-K dated November 21, 2006 have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
     The report of Mazars & Guerard, independent auditors, on the financial statements of Vivitar France for the year ended December 31, 2005 is incorporated in this prospectus by reference from Amendment No. 2 to our Current Report on Form 8-K dated November 21, 2006, as filed with the SEC on April 2, 2007.
     The report of Deloitte & Associes, independent auditors, on the financial statements of Vivitar France for the years ended December 31, 2004 and 2003 are incorporated in this prospectus by reference from Amendment No. 2 to our Current Report on Form 8-K dated November 21, 2006, as filed with the SEC on April 2, 2007.
     The report of Morris Owen, independent auditors, on the financial statements of Vivitar (Europe) Limited for the years ended December 31, 2005, 2004, and 2003 are incorporated in this prospectus by reference from Amendment No. 2 to our Current Report on Form 8-K dated November 21, 2006, as filed with the SEC on April 2, 2007.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
     We have filed a registration statement on Form S-3 with the Securities and Exchange Commission relating to the common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information with respect to our company and the common stock offered by this prospectus, as well as the exhibits and schedules to the registration statement, we refer you to the registration statement, those exhibits and schedules, and to the information incorporated by reference in this prospectus.
     We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. Anyone may inspect a copy of the registration statement and our other filings without charge at the public reference facility maintained by the SEC in Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Copies of all or any part of the registration statement and our other filings may be obtained from that facility upon payment of the prescribed fees. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC.

12,361,689 Shares
Common Stock

PROSPECTUS

                    , 2007

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The following table sets forth the expenses payable by the Registrant in connection with the offering described in the Registration Statement. We are paying all of the selling stockholders’ expenses related to this offering, except that the selling stockholders will pay any applicable broker’s commissions and expenses. All of the amounts shown are estimates except for the SEC registration fee:

Amount to be Paid
SEC Registration Fee	$6,243
Accountants’ Fees and Expenses	10,000
Legal Fees and Expenses	25,000
Printing and Engraving Expenses	10,000
Miscellaneous Fees	3,757
Total	$55,000

Item 15. Indemnification of Directors and Officers.
     The certificate of incorporation and bylaws of the registrant provide that the registrant will indemnify and advance expenses, to the fullest extent permitted by the Delaware General Corporation Law, to each person who is or was a director or officer of the registrant, or who serves or served any other enterprise or organization at the request of the registrant (an “Indemnitee”).
     Under Delaware law, to the extent that an Indemnitee is successful on the merits in defense of a suit or proceeding brought against him or her by reason of the fact that he or she is or was a director, officer, or agent of the registrant, or serves or served any other enterprise or organization at the request of the registrant, the registrant shall indemnify him or her against expenses (including attorneys’ fees) actually and reasonably incurred in connection with such action.
     If unsuccessful in defense of a third-party civil suit or a criminal suit, or if such a suit is settled, an Indemnitee may be indemnified under Delaware law against both (i) expenses, including attorney’s fees, and (ii) judgments, fines, and amounts paid in settlement if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the registrant, and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.
     If unsuccessful in defense of a suit brought by or in the right of the registrant, where the suit is settled, an Indemnitee may be indemnified under Delaware law only against expenses (including attorneys’ fees) actually and reasonably incurred in the defense or settlement of the suit if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the registrant except that if the Indemnitee is adjudged to be liable for negligence or misconduct in the performance of his or her duty to the registrant, he or she cannot be made whole even for expenses unless a court determines that he or she is fully and reasonably entitled to indemnification for such expenses.
     Also under Delaware law, expenses incurred by an officer or director in defending a civil or criminal action, suit, or proceeding may be paid by the registrant in advance of the final disposition of the suit, action, or proceeding upon receipt of an undertaking by or on behalf of the officer or director to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the registrant. The registrant may also advance expenses incurred by other employees and agents of the registrant upon such terms and conditions, if any, that the Board of Directors of the registrant deems appropriate.
     In addition, the registrant has entered into indemnification agreements that require the registrant to indemnify the directors, officers, and certain other representatives of the registrant against expenses and certain other liabilities arising out of their conduct on behalf of the registrant to the maximum extent and under all circumstances permitted by law.
Item 16. Exhibits.

Exhibit
Number	Exhibit

4.1	Specimen of Common Stock Certificate (1)

4.2	Rights Agreement between the Registrant and The Bank of New York, as Rights Agent, including Form of Right Certificate (2)

4.12	Amendment No. 1 to Rights Agreement, dated as of November 8, 2005, between the Registrant and The Bank of New York, as Rights Agent (3)

4.16	Warrant issued on March 29, 2006 to Taiwan Kolin Co. Ltd. (4)

4.17	Registration Rights Agreement, dated as of March 29, 2006, between the Registrant and Taiwan Kolin Co. Ltd. (4)

4.18	Form of Warrant issued on December 7, 2006 to Leader Investment Company Limited and Jung-Jyh Wu (5)

4.19	Form of Warrant issued on March 27, 2007 to Mao Yang International Co. Ltd., WesTech Electronics Limited, and Shu-Yi Wang (6)

5.1	Opinion of Greenberg Traurig, LLP

10.44	Registration Rights Agreement, dated as of December 7, 2006, between the Registrant and the parties named therein (5)

10.64	Registration Rights Agreement, dated as of March 27, 2007, between the Registrant and the parties named therein (6)

23.1	Consent of Greenberg Traurig, LLP (contained in Exhibit 5.1)

23.2	Consent of Grobstein, Horwath & Company LLP

23.3	Consent of Moss Adams LLP

23.4	Consent of Morris Owen

23.5	Consent of Mazars & Guerard

23.6	Consent of Deloitte & Associes

24.1*	Power of Attorney of Directors and Executive Officers (included on the Signature Page of the Registration Statement)

*	Previously filed.

(1)	Incorporated by reference to the Registrant’s Current Report on Form 8-K dated November 30, 2005, as filed with the SEC on December 6, 2005.

(2)	Incorporated by reference to the Registration Statement on Form 10/A (Amendment No. 4) as filed with the SEC on September 3, 2003.

(3)	Incorporated by reference to the Registrant’s Current Report on Form 8-K dated November 8, 2005, as filed with the SEC on November 10, 2005.

(4)	Incorporated by reference to the Registrant’s Current Report on Form 8-K dated March 29, 2006, as filed with the SEC on April 3, 2006.

(5)	Incorporated by reference to the Registrant’s Current Report on Form 8-K dated December 1, 2006, as filed with the SEC on December 7, 2006.

(6)	Incorporated by reference to the Registrant’s Current Report on Form 8-K dated March 27, 2007, as filed with the SEC on April 2, 2007.

Item 17. Undertakings.
     The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     The undersigned hereby undertakes that:
     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment no. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tempe, state of Arizona, on April 6, 2007.

SYNTAX-BRILLIAN CORPORATION
By:	/s/ Vincent F. Sollitto, Jr.
Vincent F. Sollitto, Jr.
Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this amendment no. 2 to the registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Position	Date

/s/ Vincent F. Sollitto, Jr. Vincent F. Sollitto, Jr.	Chairman and Chief Executive Officer (Principal Executive Officer)	April 6, 2007
/s/ Wayne A. Pratt Wayne A. Pratt	Chief Financial Officer and Treasurer (Principal Accounting and Financial Officer)	April 6, 2007
/s/ James Ching Hua Li * James Ching Hua Li	President, Chief Operating Officer, and Director	April 6, 2007
/s/ Man Kit Chow Man Kit Chow	Chief Procurement Officer and Director	April 6, 2007
/s/ Christopher C.L. Liu * Christopher C.L. Liu	Director	April 6, 2007
/s/ David P. Chavoustie * David P. Chavoustie	Director	April 6, 2007
/s/ John S. Hodgson * John S. Hodgson	Director	April 6, 2007
/s/ Yasushi Chikagami * Yasushi Chikagami	Director	April 6, 2007
/s/ Shih-Jye Cheng * Shih-Jye Cheng	Director	April 6, 2007
/s/ Max Fang * Max Fang	Director	April 6, 2007

*	By:	/s/ Wayne A. Pratt Wayne A. Pratt
Attorney-in-fact

EXHIBIT INDEX

Exhibit
Number	Exhibit

4.1	Specimen of Common Stock Certificate (1)

4.2	Rights Agreement between the Registrant and The Bank of New York, as Rights Agent, including Form of Right Certificate (2)

4.12	Amendment No. 1 to Rights Agreement, dated as of November 8, 2005, between the Registrant and The Bank of New York, as Rights Agent (3)

4.16	Warrant issued on March 29, 2006 to Taiwan Kolin Co. Ltd. (4)

4.17	Registration Rights Agreement, dated as of March 29, 2006, between the Registrant and Taiwan Kolin Co. Ltd. (4)

4.18	Form of Warrant issued on December 7, 2006 to Leader Investment Company Limited and Jung-Jyh Wu (5)

4.19	Form of Warrant issued on March 27, 2007 to Mao Yang International Co. Ltd., WesTech Electronics Limited, and [ Elaine Wang] (6)

5.1	Opinion of Greenberg Traurig, LLP

10.44	Registration Rights Agreement, dated as of December 7, 2006, between the Registrant and the parties named therein (5)

10.64	Registration Rights Agreement, dated as of March 27, 2007, between the Registrant and the parties named therein (6)

23.1	Consent of Greenberg Traurig, LLP (contained in Exhibit 5.1)

23.2	Consent of Grobstein, Horwath & Company LLP

23.3	Consent of Moss Adams LLP

23.4	Consent of Morris Owen

23.5	Consent of Mazars & Guerard

23.6	Consent of Deloitte & Associes

24.1*	Power of Attorney of Directors and Executive Officers (included on the Signature Page to the Registration Statement)

*	Previously filed.

(1)	Incorporated by reference to the Registrant’s Current Report on Form 8-K dated November 30, 2005, as filed with the SEC on December 6, 2005.

(2)	Incorporated by reference to the Registration Statement on Form 10/A (Amendment No. 4) as filed with the SEC on September 3, 2003.

(3)	Incorporated by reference to the Registrant’s Current Report on Form 8-K dated November 8, 2005, as filed with the SEC on November 10, 2005.

(4)	Incorporated by reference to the Registrant’s Current Report on Form 8-K dated March 29, 2006, as filed with the SEC on April 3, 2006.